STOCK OPTION AGREEMENT





          AGREEMENT made as of the 24th day of November, 1995, (the "Date of Grant") by and between ACORN VENTURE CAPITAL CORPORATION, a Delaware corporation, having its office and principal place of business located at 522 Park Street, Jacksonville, Florida 32204 (the "Company") and EDWARD N. EPSTEIN, residing at 628 West Road, New Canaan, Connecticut 06840 (the "Optionee").

                    W I T N E S S E T H:

          WHEREAS, on November 19, 1995, the Stock Option Committee of the Company authorized the grant to the Optionee of an option (the "Option") to purchase an aggregate of 150,000 shares of the authorized but unissued Common Stock of the Company, $.01 par value (the "Common Stock"), pursuant to the Company's 1991 Stock Option Plan, as amended (the "1991 Plan"), conditioned upon the Optionee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

          WHEREAS, the Optionee desires to acquire the Option on the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, and in consideration of the foregoing and of the terms and conditions herein contained, the parties hereto agree as follows:

          1.  Grant of Stock Option.   Subject to the terms
and conditions of the Plan, the Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary, the Option to purchase all or any part of an aggregate of 150,000 shares of Common Stock (the "Option Shares") on the terms and conditions set forth herein.

          The Option has been granted to the Optionee under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan.

          2. Exercise Price. The exercise price of the Option shall be $.875 per share, subject to adjustment as hereinafter provided.

          3.  Exercise Period.  The Option shall be
exercisable during the ten (10) year period (the "Exercise
Period") commencing on the Date of Grant and terminating at the close of business on November 23, 2005 (the "Expiration
Date"); provided, however, that the Option shall only be exercisable in cumulative installments, during the Exercise
Period, as follows:

     (i)  To the extent of 50,000 immediately; and

     (ii) To the extent of an additional 100,000 of the Option Shares any time after February 15, 1996.

          4. Nonqualified Option; Withholding Tax. The Option shall not be deemed an "Incentive Stock Option" under the Internal Revenue Code of 1986, as amended ("the Code"). The Optionee will be subject to a withholding tax on the difference between the purchase price of the Option Shares and their market value on either (x) the exercise date, or (y) if the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, in the case of any portion of the Option exercised within six months of the Date of Grant with respect to which a valid election under Section 83(b) of the Code is not in effect, the first day after six months have elapsed from the Date of Grant. Payment for said taxes shall be made to the Company prior to or at time said tax is due.

          5. Adjustments. If and to the extent that the number of issued shares of Common Stock shall be increased or reduced by split-up, reclassification, distribution of a dividend payable in shares, or the like, the Company shall proportionately adjust the number and kind of Option Shares, and the exercise price of the Option, to such extent and in such manner as shall as closely as possible maintain Optionee's rights hereunder.

          6.   Method of Exercise.

               6.1 Notice to the Company. The Option shall be exercised by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of whole Option Shares specified in the notice up to the number then permitted to be exercised.

               6.2 Delivery of Option Shares. The Company shall make prompt delivery of the Option Shares upon receipt of good and available funds in payment of the exercise price and, if any, withholding taxes, provided that if any law or regulation requires the Company to take any action with respect to the Option Shares specified in such notice before the issuance thereof (and the Company shall use its best efforts to take such action), then the date of delivery of such Option Shares shall be extended for the period necessary to take such action. The Optionee shall not have any of the rights of a stockholder with respect to the Option Shares until such Shares have been issued after the due exercise of the Option.

               6.3 Additional Documents.  In addition, the
Board of Directors of the Company may require, as a condition to the sale of any Option Shares, that the Optionee deliver to the Company such documents, including such appropriate investment representations, as may reasonably be required by counsel for the Company to effectuate compliance with applicable securities laws.

               6.4 Payment of Purchase Price. The purchase price shall be paid in cash at the time of exercise. Any required withholding tax shall be paid in cash at the time set forth in Section 4. Such payments shall be made by means of wire transfer, certified or bank check or personal check payable to the Company.

               6.5 Notice of Sale After Exercise.  The
Optionee agrees that if Optionee transfers any of the Option Shares within one year of the date of exercise or within two years from the Date of Grant, Optionee will promptly notify the Company in writing of the details of such transfer.

          7. Nonassignability. The Option hereby granted is nonassignable and may not be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, in any way (whether by operation of law or otherwise) except in the event of the death of Optionee in accordance with the terms of the Plan and shall not be subject to execution, attachment or similar process. No transfer of the Option by the Optionee by will or laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance of the transferee of the terms and conditions of the Option. Upon any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge or otherwise dispose of the Option or any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process on the rights conferred hereby, the Option and the rights and privileges conferred hereby shall immediately become null and void.

          8. Company Representations. The Company hereby represents and warrants to the Optionee that:

               (i) the Company, by appropriate and all
     required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder;

               (ii) the Option Shares, when issued and
     delivered by the Company to the Optionee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable; and

               (iii) the Company hereby undertakes to register the shares of Common Stock reserved for issuance pursuant to the Plan under the Securities Act of 1933 on Form S-8 or any successor form) with the Securities and Exchange Commission, at the Company's cost and expense, and to maintain such registration as long as necessary.

          9. Optionee Representations. The Optionee hereby represents and warrants to the Company that:

               (i) Optionee is acquiring the Option and will acquire the Option Shares for Optionee's own account and not with a view towards the distribution thereof;

               (ii) Optionee has received a copy of the Company's reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 within the last twelve (12) months and all reports issued by the Company to its stockholders;

               (iii) Optionee must bear the economic risk of the investment in the Option Shares, which cannot be sold by Optionee unless they are registered under the Act or an exemption therefrom is available thereunder;

               (iv) in Optionee's position with the Company, Optionee has had both the opportunity to ask questions of and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the grant of the options made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause
     (ii) above; and

               (v) Optionee is aware that the Company shall place stop-transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the Act or an exemption therefrom as provided herein.

          10.  Miscellaneous.

               10.1 Notices.  All notices, requests,
deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

               10.2 Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

               10.3 Entire Agreement.   This Agreement
constitutes the entire agreement between the parties with respect to the subject matter hereof. The Agreement may not be amended except by a writing executed by the Optionee and the Company.

               10.4 Binding Effect; Successors.  This
Agreement shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

               10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               10.6 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning of interpretation of any of the terms or provisions of this Agreement.

               10.7 Amendments to Plan; Conflicts.  No
amendment or modification of the Plan shall be construed as to terminate the Option granted under this Agreement. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.


          IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.


                              ACORN VENTURE CAPITAL
                                 CORPORATION


                              By: Stephen A. Ollendorff
                                  -----------------------
                                  Stephen A. Ollendorff
                                  Chief Executive Officer


                              OPTIONEE:

                              Edward N. Epstein
                              ----------------------------
                              EDWARD N. EPSTEIN

                         EXHIBIT A

            FORM OF NOTICE OF EXERCISE OF OPTION


__________________________
         DATE

Acorn Venture Capital Corporation
922 Park Street
Jacksonville, Florida  32204

Attention:  Stock Option Committee of
            the Board of Directors

               Re:  Purchase of Option Shares

Gentlemen:

In accordance with the Stock Option Agreement dated as of November 24, 1995 between myself and Acorn Venture Capital Corporation ("Acorn"), I wish to purchase _______ shares of Acorn stock which are being purchased for investment and not for resale. I understand that if I should transfer ownership of these shares within one year from the above date or within two years from the Date of Grant, I must promptly notify you in writing.

As payment for my shares, enclosed is a check payable to the order of Acorn Venture Capital Corporation in the sum of $_______.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,


__________________________________
(Signature)

__________________________________
(Print Name)

__________________________________
(Address)

__________________________________
(Address)

__________________________________
(Social Security Number)